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                                                                   EXHIBIT 10.14

                             BANK OF OKLAHOMA TOWER
                                 TULSA, OKLAHOMA
                              AMENDED AND RESTATED
                                      LEASE

                          THE WILLIAMS COMPANIES, INC.

         THIS AMENDED AND RESTATED LEASE ("Lease"), dated for reference purposes only, January 1, 1999, is made by and between WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation ("Landlord") and THE WILLIAMS COMPANIES, INC. ("Tenant"), (collectively the "Parties", or individually a "Party").

         WITNESSETH: Upon and subject to the terms of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, certain Premises situated within the Building located at the Complex, for the Term, except that Landlord reserves and Tenant shall have no right in and to (a) the use of the exterior faces of all perimeter walls of the Building, (b) the use of the roof of the Building except as otherwise expressly provided herein (if at all), or
(c) the use of the air space above the Building.

1.       DEFINITIONS.

         1.1      Special Lease Definitions.

                  1.1.1 Rent Adjustment Date: For each Lease Year, except the first (1st) Lease Year, the first (1st) day of such Lease Year.

                  1.1.2 Basic Rent: The amount equal to the product obtained by multiplying the Rentable Area of the Leased Premises by the Rent per Square Foot for such Lease Year.

                  1.1.3 Basic Rent per Square Foot: As of the Commencement Date, the Basic Rent per Square Foot is $15.22.

                  1.1.4 Broker:   Tenant's Broker is ____________. (Not
                  Applicable.)

                  1.1.5 Building: The Bank of Oklahoma Tower located at One Williams Center, Tulsa, Oklahoma.

                  1.1.6 Commencement Date: The Commencement Date is January 1, 1999.


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                  1.1.7 Landlord's Notice and Rent Payment Address:

                                    Williams Headquarters Building Company
                                    One Williams Center
                                    Suite 2200
                                    Tulsa, Oklahoma 74172
                                    Attn: Property Manager

                  1.1.8 Net Rentable Area: The sum of: (1) the Net Useable Area which is computed by measuring from the inside face of the exterior glass, to the exterior side of partitions which separate the Premises from the Building's interior nonrentable areas which are not within the Premises, and to the center of partitions that separate the Premises from adjoining rentable areas; plus (2) a pro-rata portion of the Building's floor area used for corridors, elevator lobbies, ground floor lobbies, vestibules, service and freight areas, restrooms, elevator machine rooms, telephone closets, mechanical equipment rooms and other similar facilities provided for the benefit of all tenants of the Building, visitors to the Building, or Landlord. No deduction shall be made for columns or projections necessary to the Building. As of the Commencement Date of this Lease the Premises' Net Rentable Area is approximately 765,814.2 square feet.

                  1.1.9 Operating Expense Base: For each square foot of Building Rentable Area, the sum of Landlord's Operating Expenses for calendar year 1998, divided by the Building Rentable Area.

                  1.1.10 Operating Expense Increases: For the first complete lease year (containing all 12 months, January through and including December) and each complete lease year thereafter commencing during the Term, an amount equal to Tenant's Proportionate Share of the excess of Landlord's Operating Expenses for such calendar year over the product obtained by multiplying the Operating Expense Base by the Building Rentable Area; provided, however, that Operating Expense Increases for the any lease year which is not complete (containing fewer than all 12 months) shall be determined in accordance with the provisions of Section 5.2.

                  1.1.11 Premises: That certain portion of the Building located on multiple floors consisting of approximately 765,814.2 rentable square feet, including all improvements therein or to be provided by Landlord, if any, and including all common areas of the Building and Complex which are for the non-exclusive use of tenants in the Building. The Delineation of the Premises is shown on Exhibit "A" attached hereto.

                  1.1.12 Real Estate Tax Base: For each square foot of Building Rentable Area, the sum of Landlord's Real Estate Taxes for calendar year 1998, divided by the Building Rentable Area.



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                  1.1.13 Renewal Periods: The two (2) additional periods of five years each for which Tenant is permitted to extend the Term of this Lease. The Option(s) to Renew terms and conditions are set forth in Exhibit "E" attached hereto.

                  1.1.14 Rent Adjustment: On the fifth, tenth, and fifteenth anniversary dates of the Commencement Date, the Basic Rent shall increase either by (i) an amount equal to three percent (3%) of the Basic Rent or (ii) an amount that will result in the Basic Rent being equal the fair market rental value of the Premises, whichever amount is greater. Fair market rental value shall be established by the procedure set forth in Exhibit "F".

                  1.1.15 Rent Adjustment Dates: The Rent Adjustment Dates shall be the fifth, tenth, and fifteenth anniversary dates of the Commencement Date.

                  1.1.16 Security Deposit:An amount of money paid by Tenant to Landlord and thereafter, held by Landlord without liability for interest, as security for the performance by Tenant of Tenant's covenants and obligations.

                  1.1.17 Sole Permitted Use: The Premises are to be used and continuously and completely occupied by Tenant solely for the purpose of general office use.

                  1.1.18 Tenant's Notice Address:

                           After commencement:

                                    The Williams Companies, Inc.
                                    One Williams Center
                                    Suite 4700
                                    Tulsa, Oklahoma 74172
                                    Attn: Director of Facilities Management

                           Prior to commencement:

                                    The Williams Companies, Inc.
                                    One Williams Center
                                    Suite 4700
                                    Tulsa, Oklahoma 74172
                                    Attn: Director of Facilities Management

                  1.1.19 Tenant's Proportionate Share: Sixty-seven point one four percent (67.14%). Tenant's Proportionate Share shall be calculated in the proportion which Tenant's Net Rentable Area bears to Building's Net Rentable Area.

                  1.1.20 Term: The period of time commencing on the Commencement Date and ending on the Termination Date.



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                  1.1.21 Termination Date: The Termination Date is December 31,
                  2018.

         1.2      General Lease Definitions.

                  1.2.1 Additional Charges: All amounts payable by Tenant to Landlord under this Lease other than Basic Rent, including but not limited to, Operating Expense and Real Estate Tax amounts, and amounts payable under Section 14.3. All Additional Charges shall be deemed to be additional rent and all remedies applicable to the non-payment of Basic Rent shall be applicable thereto.

                  1.2.2 Alterations: Any improvement, decoration, removal, addition, installation or physical change made in, on or to the Premises or any adjacent space.

                  1.2.3 Common Areas: All areas, improvements, space, equipment and special services in or at the Building or at the Complex provided by Landlord, at Landlord's discretion, for the common or joint use and benefit of tenants, customers, and other invitees of the Building, which may include lobbies, service areas, connecting driveways, entrances and exits, retaining walls, landscaped areas, malls, truck serviceways or tunnels, loading docks, pedestrian walkways, atriums, walls, courtyards, concourses, stairs, ramps, sidewalks, washrooms, signs identifying or advertising the Building or Complex, maintenance buildings, utility buildings, maintenance and utility rooms and closets or hallways, elevators and their housing and rooms, common window areas, walls and ceiling in Common Areas, and trash or rubbish areas.

                  1.2.4 Complex: The group of buildings and connecting concourses, courtyards, bridges, and green spaces known as the Williams Center Complex.

                  1.2.5 Landlord: The landlord and the Building property manager named herein and any successors thereto.

                  1.2.6 Landlord Group: Landlord's officers, directors, shareholders, agents, partners, employees, contractors, and any third party operator or manager of the Building and/or Complex.

                  1.2.7 Operating Expenses: The aggregate of all costs and expenses paid or incurred on an accrual basis by Landlord in connection with the ownership, management, operation, insurance (including the cost of self-insurance), and maintenance of the Building and Complex including all utility and central plant charges of the Building, the Complex, the grounds and land on which they are situated, and the Common Areas. If Landlord makes an expenditure for capital improvements to the Building or Complex which are reasonably intended to reduce Operating Expenses (which improvements are commenced or completed during the Term) or to comply with the request or directives of a governmental agency or body, and if such expenditure is not a current expense under generally accepted accounting principles, the cost thereof shall be amortized over a period equal to the useful life of such



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                  improvements, determined in accordance with generally accepted accounting principles, and the amortized cost allocated to each calendar year during the Term shall be treated as an Operating Expense.

                  1.2.8 Person: A natural person, a partnership, a corporation or any other form of business or legal association or entity.

                  1.2.9 Real Estate Taxes: Any form of assessment, license fee, commercial rental tax, levy, penalty, charge or tax (other than taxes on general net income and inheritance and estate taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, flood control, transit, special benefit or other district, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises and the Building are a part, or the Complex or as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises or collecting rent, or any tax imposed in substitution, partially or totally, or any tax previously included in the definition of "Real Estate Taxes", or any additional tax the nature of which was previously included within the definition of "Real Estate Taxes", and shall include any increases in such taxes, levies, charges or assessments occasioned by increases in tax rates or increases in assessed valuations, whether occurring by sale or otherwise.

                  1.2.10 Tenant: The tenant named herein and any permitted assignee under Section 10.

                  1.2.11 Tenant Group: Tenant's partners, directors, officers, shareholders, employees, agents, contractors, servants, licensees, invitees, visitors, and permitted subtenants and/or assignees.

                  1.2.12 Tenant Improvements: That work necessary to complete the Premises prior to the Commencement Date and accomplished pursuant to the terms and conditions of the As-Is Work Letter attached hereto as Exhibit "D".

                  1.2.13 Trade Fixtures: Tenant's machinery and equipment that can be removed from the Premises without doing material damage to the Premises.

                  1.2.14 Unavoidable Delays: Delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other cause beyond the reasonable control of Landlord.

2. EXHIBITS. The following exhibits and riders are attached hereto and incorporated herein by this reference:



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                  Exhibit  "A"      Delineation of the Premises
                  Exhibit  "B"      Rules and Regulations
                  Exhibit  "C"      Certificate of Insurance
                  Exhibit  "D"      Work Letter
                  Exhibit  "E"      Option(s) to Renew
                  Exhibit  "F"      Appraisal Procedure/Market Rate

                  Rider "1"

3.       TERM.

         3.1 The Term shall be twenty (20) years and zero (0) months commencing on the Commencement Date and expiring on the Termination Date.

         3.2 If Landlord is unable to give possession of the Premises on the Commencement Date by reason of holding over of any Tenant or because construction, repairs, or improvements being made or to be made by Landlord are not substantially completed, rent shall abate for the period that possession by Tenant is delayed unless Tenant caused (in whole or in part) such delay in which case rent shall not abate, but under no circumstances shall Landlord be responsible for direct or consequential damages because of its inability to furnish possession to the Tenant by any particular date. Should Tenant occupy the Premises prior to the Commencement Date, with such prior occupancy being in all respects fully approved in writing by the Landlord, all terms of this Lease shall then commence and the Term of this Lease and the rental provided herein shall go into effect (being prorated if necessary) as of the date of such prior occupancy. It is mutually agreed that the Commencement Date under such prior occupancy shall be the date Tenant takes occupancy of the Premises and that the Termination Date stated above shall remain in effect. When the Commencement Date and Termination Date have been determined as provided herein, Landlord shall deliver and Tenant shall execute a statement specifying the Commencement Date and the Termination Date of the Term.

4.       CONDITION.

         4.1 It is hereby understood and acknowledged by Tenant that Landlord is leasing the Premises to Tenant in "as is" condition with all faults and Landlord has made no representation or warranty, express or implied, with respect to the condition of the Premises, the Building or the Complex or with respect to their suitability for the conduct of Tenant's business, except as expressly set forth herein. Tenant acknowledges that Tenant has inspected the Premises, and that the Premises are in a good and habitable condition. Except as expressly set forth herein, Landlord shall have no liability to Tenant or any of Tenant's Group arising from the condition of the Building or the Premises, and Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, causes of action, damages and liability arising from the condition of the Premises.

         4.2 At the time Tenant surrenders the Premises at the end of the Term, or within three (3) days thereafter, Landlord and Tenant, or their respective agents, shall make an inspection of the



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Premises and shall prepare and sign an inspection form to describe the condition of the Premises at the time of surrender.

5.       RENT.

         5.1 Tenant shall pay Basic Rent for each Lease Year in equal monthly installments in advance on the first day of each month during the Term. Basic Rent for any period during the term hereof which is less than one full month shall be prorated upon the actual number of days of the month involved. The Basic Rent and all Additional Charges shall be promptly paid when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, to Landlord at Landlord's Notice Address or at such other address or to such other person as Landlord may from time to time designate. If Tenant makes any payment to Landlord by check, such payment shall be by check of Tenant and Landlord shall not be required to accept the check of any other person or entity, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease. If during the Term, Landlord receives a check from Tenant which is returned by Tenant's bank for insufficient funds or is otherwise returned unpaid, Tenant agrees that all checks thereafter shall either be bank certified, cashiers' or treasurers' checks. All bank service charges resulting from any bad checks shall be borne by Tenant.

                  5.1.1 Tenant shall pay all Basic Rent Adjustments which shall be determined as set forth in Section 1.1.14.

         5.2 Tenant shall pay Tenant's Proportionate Share of all Increases in Operating Expenses and Increases in Real Estate Taxes on a monthly basis in advance, promptly on the first day of every month during the Term hereof, in addition to installments of Rent. Tenant's Proportionate Share shall be the percentage amount set forth in Section 1.1.9 as the same may be adjusted in the event the Net Rentable Area of the Premises or the Building changes. Tenant's monthly payment of Operating Expense Increases and Real Estate Tax Increases for each year shall be determined by an estimated forecast reasonably prepared by Landlord and submitted to Tenant in writing as soon as practicable near the beginning of each calendar year. In no event shall Tenant's payment of its Operating Expense Increase and Real Estate Tax Increase be less than an amount equal to that amount paid by Tenant during the immediately preceding calendar year. Tenant's obligation to pay its Operating Expense Increase and Real Estate Tax Increase in any calendar year which contains less than twelve (12) full calendar months shall be determined by multiplying the Operating Expense Increase for such calendar year by a fraction, the numerator of which is the number of days in such calendar year and the denominator of which is three hundred and sixty-five (365).

                  5.2.1 In the event that at the end of any Lease Year (including the expiration of the final lease year of the Term), Tenant's Proportionate Share of the actual Increase in Real Estate Taxes and/or actual Increase in Operating Expense exceed the amount paid by Tenant during the period,




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Landlord shall promptly bill Tenant for such excess and Tenant shall promptly pay such excess amount to Landlord in a lump sum payment. Should Tenant's Proportionate Share of the actual Increase in Real Estate Taxes and/or actual Increase in Operating Expense be less than the amount paid by Tenant during the period, Landlord shall credit Tenant with such amout and at Landlord's option, apply such credit to the payment of Rent or Additional Charges.

         5.3 Tenant shall pay all license and permit fees required for the operation of its business or equipment within the Premises, and all taxes and increase in taxes, including but not limited to ad valorem taxes, levied and assessed by any governmental body on the personal property located in the Premises and on any special leasehold improvements installed in the Premises or by virtue of Tenant conducting its described use, business or operation on the Premises, the employment of agents, servants, or other third parties, the bringing, keeping or selling of personal property or chattel, or whatsoever nature from the Premises. The foregoing is intended to bind Tenant to pay, and promptly discharge, all taxes and/or levies, together with related interest and penalties, whether assessed by federal or state authority or any political subdivision thereof, directly or indirectly related to its business, improvements, functioning, employment, assets, existence, sales, entertainment or the like. Tenant specifically agrees to reimburse Landlord for any increase in ad valorem taxes resulting from use of fixtures or improvements by Tenant which Landlord becomes obligated to pay (except Building Standard leasehold improvements which by the terms of this Lease become a part of the Building upon installation).

6.       SECURITY DEPOSIT.

         6.1 Tenant agrees to deposit with Landlord on the date it executes this Lease an amount equal to the monthly Rent which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of the Landlord, and remaining balance of such deposit shall be returned by landlord to Tenant at such time after termination of this lease when Landlord shall have determined that all Tenant's obligations under this lease have been fulfilled. Subject to the other terms and conditions contained in this lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.



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7.       PERMITTED USE.

         7.1 Tenant shall use and occupy the Premises only for the Permitted Use set forth in Section 1.1.17 and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that (i) violate any law or requirement of public authorities, (ii) cause structural injury to the Building or any part thereof, (iii) interfere with the normal operations of the HVAC, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) increase the ratio of employees to net rentable area greater than one hundred forty (140) square feet per person; (v) constitute a public or private nuisance, (vi) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises, (vii) violate or fail to comply with the Building Rules and Regulations attached hereto as Exhibit "B", as they may be changed from time to time by Landlord, Landlord to act reasonably in making such changes, or (viii) cause or result in any occurrence which in the good faith judgment of Landlord, is disreputable.

         7.2 Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Legal Requirements", which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire, insurance, life or safety policy, underwriter or rating bureau, and the reasonable recommendations of Landlord's engineers and/or consultants as to any health, safety or environmental issue.

         7.3 Tenant further represents, covenants and warrants that Tenant will continuously occupy and do business from the entire Premises during the Term and Tenant acknowledges that said representation is a material inducement to Landlord to enter into this Lease.

8.       UTILITIES AND SERVICES.

         8.1 Throughout the Term, Landlord agrees that, subject to Legal Requirements and the terms hereof, and during such time as Tenant is not in default hereunder, Landlord shall furnish the following services:

             (i) heat, air-conditioning and ventilation in the Premises, Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 7:00 a.m. to 1:00 p.m., excluding Sundays and national holidays, to the extent necessary for the comfortable occupancy of the Premises under normal business operations with customary office equipment and in the absence of the use of any non-customary machines, lights, equipment or devices which adversely affect the temperature otherwise maintained in the Premises;



             (ii) city water from the regular Building fixtures for drinking, lavatory and toilet purposes only;



             (iii) customary cleaning and janitorial services in the Premises Monday through Friday, excluding national holidays. Janitorial services shall be provided in a



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             manner equivalent to other comparable office buildings in Tulsa, subject to work limitations as may be set forth in any applicable union or other collective bargaining agreement with Landlord. Such services shall not include washing dishes, cups and/or similar items;

             (iv) subject to break-down, maintenance and repairs, normal passenger elevator service and normal freight elevator service in common with Landlord, other tenants and visitors to the Building, Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 7:00 a.m. to 1:00 p.m., Sundays and national holidays excepted. Such normal elevator service, if furnished at other times, shall be optional with Landlord, and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times such normal passenger service is not furnished subject to such reasonable security regulations as may be prescribed by Landlord from time to time. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

             (v) electricity for normal business usage. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Landlord shall furnish only 120/208 volt, single phase service to the Premises. Tenant shall not utilize any electric equipment within the Premises with a rated capacity in excess of 0.5 kilowatts. Lighting in the Premises shall not exceed 2 watts per square foot and overall utilization of electricity in the Premises shall not exceed 3 watts per square foot. To insure that such capacity is not exceeded and to avert possible adverse effects upon the Building electric service, Tenant shall not connect additional reproducing equipment, electronic data processing equipment, heating equipment, or special lighting in excess of Building Standard.

         8.2 Except as hereinafter provided, Landlord shall not be obligated to furnish any services or utilities, other than those stated in Section 8.1 above. If Landlord elects to furnish services requested by Tenant in addition to those listed in Section 8.1, or at times other than those stated in Section 8.1, Tenant shall pay to Landlord the prevailing charges in the Building for such services on the due date of the next monthly installment of Base Rental. Notwithstanding anything contained herein to the contrary and notwithstanding any approval thereof by Landlord, all costs for extraordinary, unusual or excessive demand for electrical or other utility service and all costs of submetering or monitoring of such use shall be borne by Tenant and Landlord reserves the right to impose an additional charge on tenant for extraordinary, unusual or excessive demand for electrical or other utility service in an amount reasonably determined by landlord to be due for such extraordinary, unusual or excessive demand. These unusual costs include, but are not limited to, 24-hour service, high consumption equipment, high concentration lighting, additional HVAC supplement for equipment or lighting-induced heat build-up and installation of metering equipment. Landlord reserves the right to install, at Tenant's sole cost and expense, submeters and related equipment, relating to Tenant's use of electrical or other utilities services. If Landlord consents thereto (which consent may be withheld by Landlord for any reason whatsoever), additional Building riser capacity for electricity or other utility services may be provided, and the cost thereof, including twenty percent (20%) thereof for overhead, shall be paid by Tenant



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upon Landlord's demand. If Tenant fails to make any payment hereunder, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional or after-hour services.

         8.3 Failure to any extent to furnish or any stoppage or interruption of these defined services resulting from any cause beyond the reasonable control of Landlord shall not render Landlord liable in any respect for damages to property or business, nor be construed as an actual or constructive eviction, in whole or in part, nor relieve Tenant from any of its obligations under this Lease, nor entitle Tenant to any abatement or diminution of Rent.

9.       QUIET ENJOYMENT.

         9.1 Tenant, upon payment of the Rent and other charges as may be provided in this Lease, and performing all covenants and agreement herein contained on the part of Tenant as provided in this Lease, and subject in all cases to the terms, covenants and conditions in this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term and subject to the terms and provisions hereof, against all parties lawfully claiming adversely thereto by, through or under Landlord.

 10.     ASSIGNMENT AND SUBLETTING.

         10.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, assign, mortgage, pledge, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to get used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance. Landlord's consent required hereunder may be withheld for any reason whatsoever in its sole, exclusive and absolute discretion.

         10.2 Each request for consent to an assignment or subletting shall be made in writing at least thirty (30) days before the proposed effective date, and shall be accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sub-lessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000, as reasonable consideration for Landlord's consideration for Landlord's considering and processing the request for consent. Tenant agrees to provide Landlord with such other and additional information and/or documentation as may be reasonably requested by Landlord.

         10.3 Any assignee or, or sub-lessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Landlord during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

         10.4 If the rent specified in any such assignment or subletting documents exceeds the rent specified to be paid by Tenant under this Lease, and/or in the event additional consideration is paid or is payable to Tenant on account of such assignment or subletting, the rent specified herein shall thereupon be deemed to be increased in an amount equal to one hundred percent (100%) such excess and/or such additional consideration (which consideration shall be amortized over the balance of the unexpired Lease Term), as the case may be, and Tenant shall thereafter be responsible for the prompt payment to Landlord of such increased rent. In no event, however, shall Tenant execute an assignment or sublease calling for the payment of Rent in an amount less than the Rent herein specified. In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease.

         10.5 If Tenant is a corporation, any transfer of any of Tenant's issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of Tenant is held by a Person who does not hold a majority of the issued and outstanding capital stock of Tenant on the date hereof shall constitute an assignment. If Tenant is a partnership, any transfer of any interest in the partnership or any other change in the composition of the partnership which results in a change in the control of Tenant from the Person controlling the partnership on the date hereof shall constitute an assignment. If Tenant is a corporation whose shares of stock are not traded publicly, any transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Tenant shall constitute an assignment.

         10.6 Tenant hereby irrevocably assigns to Landlord all of Tenant's right, title and interest in and to, and hereby grants to Landlord the right to collect, all rents from any assignee of Tenant's interest in this Lease and from any subtenant of all or any part of the Premises, whether or not such assignment or sublease is in violation of this Section; provided that, so long as no Event of Default is in existence hereunder, Tenant may continue to collect rent from the assignee or sublessee, as the case may be. Landlord shall apply any amounts collected pursuant to the preceding sentence to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant.

         10.7 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with this Section 10 shall be void and shall, at the option of Landlord, terminate this Lease.

         10.8 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sub-lessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sub-lessee of Tenant from full and primary liability.

11.      RECAPTURE.

         11.1 If Tenant desires to enter into any sublease or assignment of all or any portion of the Premises, Landlord shall have the option to recapture from the Premises covered by this Lease, the space proposed to be sublet or assigned by Tenant, effective as of the proposed commencement date of sublease or assignment of said space by Tenant. Landlord may exercise said option by giving Tenant written notice after receipt by Landlord of Tenant's notice of the proposed sublease or assignment or proposal to sublease or assign. If Landlord exercises said option, Tenant shall surrender possession of the proposed sublease or assigned space to Landlord on the effective date of recapture of said space from the Premises covered by this Lease, and neither party hereto shall have any further rights or liabilities with respect to said space under this Lease accruing after the effective date thereof. Provided, however, such recapture shall not release or discharge either party from any obligation that has accrued thereunder prior to such recapture. Effective as of the date of recapture of any subleased space of any portion of the Premises covered by this Lease pursuant to this paragraph, (i) the Rent shall be reduced in the same proportion as the number of square feet of Net Rentable Area contained in the portion of the Premises so recaptured bears to the number of square feet of Net Rentable Area contained in the Premises immediately prior to such recapture, and (ii) the Net Rentable Area of the Premises specified in Section 1.1.8 shall be decreased by the number of square feet of Net Rentable Area contained in the portion of the Premises so recaptured.

12.      MAINTENANCE AND REPAIRS.

         12.1 Landlord shall repair and maintain the structural elements and exterior windows of the Building and the Common Areas, and the electrical, plumbing, heating, ventilation and air conditioning systems of the Building and the Common Areas, except that:

              (i) Landlord shall not be responsible for the maintenance, repair or replacement of any such systems which are located within the Premises which are supplemental or in addition to the Building's standard systems, whether installed pursuant to the Work Letter or otherwise; and

              (ii) the cost of performing any of said maintenance or repairs caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease shall be paid by Tenant.

Landlord's obligations under the preceding sentence shall not accrue until after notice by Tenant to Landlord of the necessity for any specific repair delivered to the Landlord's Notice Address.

         12.2 Except as otherwise set forth in Section 12.1, Tenant shall, throughout the term of this Lease, at Tenant's sole cost and expense keep the Premises and every part thereof in good condition and repair, except for ordinary wear and tear. Tenant shall make all repairs and replacements to the Premises necessitated or caused by the acts, omissions or negligence of Tenant, Tenant's Group or any person or entity claiming through or under Tenant or any of Tenant's Group or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person or entity.

         12.3 There shall be no abatement or diminution of rent and no liability of Landlord by reason of any injury or interference with Tenant's business arising from the making of any repairs or maintenance in or to any portion of the Premises. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may make the repairs or replacements and Tenant shall upon demand pay to Landlord one hundred and twenty percent (120%) of the reasonable cost thereof.

         12.4 The Common Areas and Complex shall be subject to the control, management, operation and maintenance of Landlord. Landlord shall have the right to construct, maintain and operate lighting and other facilities in the Building and in and on the Complex and Common Areas; to grant third-parties temporary rights of use thereof; from time to time to change the area, level, location or arrangement of parking areas and other facilities; to grant exclusive use of or lease the Common Areas to other persons; to close all or any portion of the Complex and Common Areas; to close all or any part of the parking areas or parking facilities; and to do and perform such other acts in and to the Building, the Complex and Common Areas as Landlord shall determine to be advisable. Landlord will operate and maintain the Common Areas in such manner, as Landlord, in its sole discretion, shall determine from time to time.

         12.5 Tenant shall, and shall cause Tenant's Group to, comply with and observe the Rules and Regulations which are attached hereto as Exhibit "B". Landlord shall have the right from time to time to modify and enforce Rules and Regulations with respect to the Complex, including the Common Areas, and to assign its rights and responsibilities for the Common Areas and Complex to a manager or other person.

13.      ALTERATIONS.

         13.1 Tenant's Alterations shall be subject to this Section 13 and to any Work Letter as long as the terms of said Work Letter is consistent with this
Section 13. Tenant shall not make or cause to be made any Alteration in or to the Premises, without the prior written consent of Landlord, which consent may be withheld for any reason whatsoever. Tenant shall not be permitted to make any Alteration to any life, safety, fire sprinkler, heating, ventilation, air conditioning, electrical or plumbing system or equipment. Any modifications to these systems will be performed by Landlord, and if such modifications are made by Landlord at Tenant's request, or resulting from Tenant's Alterations on or to the Premises, such modifications shall be at the sole cost and expense of Tenant plus twenty percent (20%) representing Landlord's overhead costs.

         13.2 Notwithstanding Landlord's consent to any Alterations, all Alterations, whether made prior to or during the Term, shall be made and performed in conformity with and subject to the following provisions:

         (i) All Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may reasonably from time to time designate.

         (ii) Alterations shall be made only by contractors or mechanics approved by Landlord.

         (iii) No Alteration shall adversely affect any part of the Building other than the Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building.

         (iv) All business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building.

         (v) Tenant shall submit to Landlord reasonably detailed plans and specifications for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications.

         (vi) All Alterations shall be made and in full compliance with all Legal Requirements and in accordance with the Rules and Regulations.

         (vii) All materials and equipment to be incorporated in the Premises as a result of all Alterations shall be of good quality.

         (viii) Tenant shall include in its contract documents for the Alterations a requirement that any contractor performing Alterations to carry and maintain at all times during the performance of the work, at no expense to Landlord, a policy of commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, contractor's protective liability coverage, and a broad form property damage endorsement, naming Landlord and any other person or entity as Landlord may request, as additional insured(s), with such policy to afford protection to a combined single limit of not less than $1,000,000 per occurrence with respect to bodily injury or death or damage to property; and workmen's compensation or similar insurance in the form and amounts required by the laws of the State of Oklahoma, and shall use all commercially reasonable efforts to enforce such requirement.

         (ix) Tenant shall provide instruments of indemnification and defense against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, content and amount as may be satisfactory to Landlord.

         (x) Prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for such work and materials in full. At Landlord's option, Landlord may require Tenant to secure at Tenant's own cost and expense a completion and lien indemnity bond approved by Landlord, which approval will not be unreasonably withheld.

         13.3 Tenant shall permit Landlord, if Landlord so desires, to monitor construction operations in connection with such work; provided, however, that such monitoring or right to monitor by Landlord and the approval or disapproval of plans and specifications for such work in any situation shall be for the Landlord's sole benefit and shall not constitute any warranty by Landlord to Tenant or any other person of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work.

         13.4 Tenant shall, within thirty (30) days of completion of any of its work, deliver to Landlord an "as-built" drawing and/or a CAD disk of such work prepared and certified by a licensed architect.

         13.5 Except for Tenant's Trade Fixtures, all Alterations to or on the Premises (including but not limited to carpets, drapes and anything bolted, nailed, plumbed or otherwise secured in a manner customarily deemed to be permanent) shall be deemed to be a fixture inuring to the Building and becoming a part of the Premises and shall be and remain the property of Landlord without compensation or credit to Tenant; provided however, Landlord may waive its ownership right as to any Alteration by written notification of same to Tenant. Any replacements of any property of Landlord whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord. Unless otherwise directed by Landlord, Tenant shall remove all Trade Fixtures and those Alterations of which Landlord has waived ownership from the Premises, upon the expiration or sooner termination of this Lease, at Tenant's expense, and subject to the condition that (i) Tenant must repair any and all damage occasioned by the installation, use and/or removal of such Alteration, and (ii) the Premises must be immediately restored to its former condition. In the event Tenant shall fail to remove the same, Landlord may do so on Tenant's behalf and at Tenant's expense.

         13.6 If Tenant defaults under this Section by reason of making of any Alteration not hereby authorized or by reason of failure to give any notice or to obtain any approval required herein, Tenant may cure such default by promptly removing such Alteration and restoring the Leased Premises to their former condition.

         13.7 Tenant shall not erect or install any sign or other type display whatsoever either upon the exterior of the Building or the Complex, upon or in any window, or in any lobby, hallway or door therein located, without the prior express written consent of Landlord. Landlord agrees to provide a directory of the names and locations of its tenants and to maintain the same at a convenient location in the lobby of the Building. The initial listing of the name and room number of the tenant shall be furnished without charge to the Tenant. The listing of additional names or room numbers and changes or revisions of listings shall be made by Landlord at the cost of Tenant.

         13.8 Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Complex, the Building, the Common Areas, the land which comprises the Complex, the Premises, or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant or otherwise arising from the acts or omissions of Tenant. If any such lien or claim for lien is filed, Tenant shall immediately give notice to Landlord and Tenant shall within five (5) business days after such filing either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company satisfactory to Landlord indemnifying Landlord, the Building manager and others designated by Landlord against the total amount claimed and all costs and liabilities, including attorneys' fees, which may result from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses. including interest expense, and attorneys' fees.

14.      ALLOCATION OF RISKS AND INDEMNIFICATION.

         14.1 To the fullest extent permitted by law, Tenant waives the right and covenants not to sue Landlord or Landlord's Group on any claim of any kind, past, present, or future, arising from or allegedly arising from the condition of the Premises, the Building, the Complex or adjoining or related areas or equipment, from Tenant's use and occupancy of the Premises, from any accident in or around the Premises, Building, or Complex or from the negligence or other fault of Landlord or any other Person. Tenant also agrees and covenants not to sue Landlord or Landlord's Group on any claim, past, present or future, for inconvenience, interference, loss, or damage arising or allegedly arising from work done in or about the Premises, the Building, the Complex or adjoining or related areas and equipment or from any failure, delay, or interruption of any service or services to be furnished pursuant to this Lease. This waiver and covenant not to sue is intended to prevent any and all such claims by Tenant against Landlord, whether for damage sustained by Tenant or for indemnification or contribution or otherwise. Tenant agrees to insure itself against the above claims, but this shall in no way limit the scope of Tenant's covenant not to sue.

         14.2 Tenant agrees to obtain from the insurance companies providing any insurance coverages required herein permission to allow Tenant to waive its rights of subrogation. Further, Tenant hereby releases and relieves Landlord and waives its entire right to recover damages (whether in contract or in tort) against the Landlord, for loss of or damage to Tenant's property arising out of or incident to the perils required to be insured against under Section 15. The effect of such release and waiver of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

         14.3 To the fullest extent permitted by law, Tenant covenants and agrees to indemnify, defend and hold harmless Landlord and Landlord Group against and from all claims, demands, liabilities, costs and expenses (including reasonable attorneys' fees) arising from or alleged to arise from (i) any occurrence in, upon or about the Premises or adjoining or related areas during the term of this Lease, (ii) Tenant's use, occupancy, repairs, maintenance, or Alteration of the Premises or adjoining or related areas and all improvements, fixtures, equipment and personal property thereon, (iii) any act or omission of Tenant or Tenant's Group, (iv) any default of Tenant hereunder, or (v) for any other occurrence in any way related to the existence or performance of this Lease. Both parties intend this indemnification agreement to be effective regardless of the negligence or other fault of Landlord. Tenant agrees to insure itself for its indemnification, defense and hold harmless agreements hereunder, but this shall in no way limit the scope of Tenant's indemnification, defense and hold harmless obligations hereunder. This indemnification shall survive the expiration or sooner termination of this Lease.

         14.4 In the event of Tenant's failure to perform in accordance with this Section 14, Landlord, at its option, may so perform without relieving Tenant of its obligations hereunder, and Tenant shall reimburse Landlord for all costs and expenses, including attorneys' fees, incurred in so performing together with interest on the amount of such costs and expenses at the highest permissible legal rate, the prime rate of interest announced as charged from time to time by Bank of Oklahoma Tulsa, N.A. to its preferred commercial customers for ninety-day unsecured loans plus two (2) points

(and if such rate ceases to be announced by Bank of Oklahoma Tulsa, N.A., then eighteen percent (18%) per annum), payable from the date incurred by Landlord until reimbursed by Tenant. To the fullest extent permitted by law, Landlord covenants and agrees to indemnify, defend and hold harmless Tenant and Tenant's Group against and from all claims, demands, liabilities, costs and expenses arising from or alleged to arise from the gross negligence or willful misconduct of Landlord; PROVIDED, HOWEVER, in no event shall Landlord be liable for injury to business or loss of profits.

         14.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

         14.6 Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Building or Complex.

15.      INSURANCE.

         15.1 Tenant, at its expense, shall maintain in force during the Term:

              (i) comprehensive general liability insurance, which shall include coverage for contractual liability, broad form property damage, products/complete operations, and independent contractors to cover personal injury (with Exclusions pertaining to contractual and employment liability deleted), bodily injury (including death) and property damage, all on an occurrence basis with respect to the business carried on, in or from the Premises and Tenant's use and occupancy of the Premises with coverage for any one occurrence or claim of $1,000,000 or such other amount as Landlord may reasonably require of other tenants upon not less than six (6) months' prior written notice;


              (ii) insurance on an All Risk basis for the replacement value of Tenant's property (including fixtures, leasehold improvements and equipment which Tenant is required to replace under this Lease in the event of loss, damage or destruction); located in the Premises and such other insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than 90 days' prior written notice.

         15.2 All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Each policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim as provided in Section 11.2. These policies shall name Tenant and Landlord as insured and shall name any other person, firms or corporations designated by Landlord in accordance with the following endorsement to Tenant's insurance policies:

         It is hereby agreed and understood that the following entities are added as additional insured, and the Condition of this policy regarding Other Insurance is deleted so that this insurance is primary insurance for the following entities; provided, however, that the provisions of this endorsement apply only to claims or losses arising out of or in connection with any Lease between the Named Insured and Williams Headquarters Building Company, its successors and assigns:

                           ---------------------------------------
                           ---------------------------------------
                           ---------------------------------------
                           ---------------------------------------

         It is further agreed and understood that with respect to the above-named entities, being named herein as additional insured shall in no way waive or prejudice their rights against the Named Insured or any other Insured, such that for purposes of coverage hereunder, an action by any of the above-named entities against any other Insured or the Named Insured shall be treated as if a separate policy had been issued to each; provided, however, that nothing herein shall be deemed to increase the Company's limit of liability for all Insured beyond the limit shown elsewhere in this policy.

         15.3 Such insurance shall contain a clause that the policy will not lapse, be canceled or be materially changed except after not less than 30 days prior written notice to Landlord of the intended change, lapse or cancellation. Upon execution of this Lease and annually thereafter, Tenant shall furnish to Landlord certificates of insurance in the form of Exhibit "D" hereto duly executed by or on behalf of Tenant's insurers. In the event of loss, Tenant shall, upon written notice by Landlord, provide Landlord a certified copy of any policy required hereunder within ten (10) days of the date of receipt of notice.

         15.4 Tenant shall have the option to self-insure the above-required insurance coverage of Tenant. Further, with respect to any insurance coverage required to be maintained by Landlord, Landlord shall have the option to self-insure.

16.      DEFAULTS AND REMEDIES.

         16.1 In the event of a default as herein described on the part of the Tenant, Landlord shall have the following remedies:

              16.1.1 Bankruptcy: If Tenant shall make an assignment for benefit of creditors or like arrangements or composition, or file a petition in the federal court for reorganization or otherwise seek relief under any bankruptcy or insolvency law, federal or state, or be placed in the hands of a receiver or trustee, then Landlord may, at its election and without further notice or demand, and either with or without entry upon the Premises at its discretion, at any time thereafter, cancel this Lease and be thereafter entitled to recover damages in an amount equal to the Rental which, but for termination of this Lease, would have become due during the remainder of the Term, which amount shall be accelerated and due in one lump sum payment upon demand and shall bear interest at the prime rate of interest announced as charged from time to time by Bank of Oklahoma Tulsa, N.A. to its preferred commercial customers for ninety-day unsecured loans plus two (2) points (and if such rate ceases to be announced by Bank of Oklahoma Tulsa, N.A., then eighteen percent (18%) per annum), or the maximum legal rate allowable under then current law, whichever is greater, from the date of default until paid.

              16.1.2 Non-Payment of Rent and Other Defaults: If Tenant: (i) fails at any time to pay rent upon the day the same shall become delinquent; or
(ii) fails to perform any of the other terms, conditions or covenants of the Lease by said Tenant to be performed, and such failure shall continue for a period of twenty (20) days (or shorter period in cases where it is necessary to protect the peace, health or safety of the Building or of other tenants), after service of written notice of such failure by Landlord to Tenant; then Landlord may enter into and upon the Premises or any part thereof and repossess the same, with or without terminating this Lease, and without prejudice to any of its remedies for rent or breach of covenant, and, in any such event may, at its option, terminate said Lease by giving written notice of its election so to do, or may, at its option, lease the Premises or any part thereof as the agent of Tenant, or otherwise. In the event rent for re-letting of the Premises is higher than the Rental under the terms of this Lease, then such excess shall belong to Landlord and Tenant shall have no claim thereto.

              16.1.3 Non-Payment for Utilities and Services: In the event of default by Tenant in the payment for utilities and services required hereunder, including, without limitation, electricity, heat, air conditioning, water, sewage, janitorial services, garbage disposal and other utilities and services, Landlord may, in its sole discretion, and in addition to all other remedies under this Lease cease to provide such services and utilities to the Premises, upon five (5) days written notice to Tenant, without liability, directly or indirectly, therefor, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's exercise of such right to discontinue the foregoing services, nor shall any such stoppage or interruption be construed as an eviction, or relieve Tenant from the obligation to perform any covenant or agreement herein.

              16.1.4 Right of Landlord to Make Repairs or Alterations: Landlord shall have the right, at Tenant's cost, to make reasonable repairs, alterations and additions to restore the Premises to its condition upon commencement of this Lease, ordinary wear and tear excepted, (including, but not limited to, Work Letter items) or, at Landlord's election, to Building Standard condition for the purposes of re-letting the Premises.

              16.1.5 Property of the Tenant: Any property belonging to Tenant or to any person holding by, through or under Tenant, or otherwise found upon the Premises at the time of termination by Landlord, may be removed therefrom and stored in any warehouse, at the cost of and for the account of Tenant and disposed of accordingly.

              16.1.6 Re-letting, Costs of Alterations and Damages: Upon any re-letting, Tenant shall be immediately liable to pay to Landlord, without further demand or process of law, the cost and expense of such re-letting, the cost of any alterations and repairs deemed necessary by Landlord to effect such re-letting, and the full amount, if any, by which the Rental reserved in this Lease for the period of such reletting (but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for such period of re-letting. If the Landlord elects to terminate this Lease, Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant's failure to pay Rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of such term, all of which amount shall be immediately due and payable by Tenant to Landlord.

              16.1.7 Acceleration: If (i) Tenant fails to pay Basic Rent or Additional Charges within five (5) days after the date on which such Basic Rent or Additional Charges are due, and (ii) such failure to pay occurs two times within any period of twelve (12) consecutive months, Landlord may, in addition to its other remedies under this Lease, by written notice to Tenant, declare the Basic Rent payable under this Lease for the next six (6) months (or at Landlord's option, for a lesser period) to be due and payable within ten (10) days after the date of such notice.

              16.1.8 Additional Remedies: In the event of any breach or threatened breach by Tenant of any covenants, agreements, terms or conditions made in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and, in addition to the rights and remedies provided hereunder, shall have any other right or remedy allowed at law or equity, by statute or otherwise. The provisions of this section shall be construed consistent with the law of Oklahoma so that remedies of Landlord herein described shall be available to Landlord to the full extent but only to the extent that they are valid or enforceable under the law of Oklahoma.

              16.1.9 Remedies Cumulative: The foregoing rights and remedies given to Landlord are and shall be deemed to be cumulative, and the exercise of any of them shall not be deemed to be an election excluding the exercise by Landlord at any time, of a different or inconsistent remedy, and shall be deemed to be given to Landlord in addition to any other and further rights granted to said Landlord by the terms hereof, or by law, and the failure of Landlord at any time to exercise any right or remedy herein granted or established by law shall not be deemed to operate as a waiver of its right to exercise such right or remedy at any other future time.

17.      ATTORNEYS' FEES.

         If legal counsel is retained by Landlord for the purpose of recovery of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of Tenant's failure to keep or perform any other covenant herein contained, Tenant agrees to pay all reasonable legal expenses, including a reasonable attorneys' fees, incurred in connection therewith.

18.      SURRENDER OF PREMISES.

         18.1 Upon the expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises all unattached and movable Trade Fixtures, any Alterations owned by Tenant, and personal property of Tenant ("Tenant Property") without credit or compensation from Landlord for the costs of removal, provided Tenant immediately shall repair all damage resulting from such removal and shall restore the Premises to its pre-existing condition prior to removal. In the event possession of the Premises is not immediately delivered to Landlord when due, or if Tenant, prior to such time, shall fail to remove any Tenant Property, Landlord may remove same without any liability to Tenant. Any such Tenant Property which may be removed prior to the date of termination of the right of possession of the Premises by Tenant and which are not so removed, shall, at the option of Landlord, be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit and Landlord may, at its option and at Tenant's expense, store and/or dispose of such property, or Landlord may have such fixtures and property removed and stored at Tenant's expense.

19.      DAMAGE BY FIRE OR OTHER CASUALTY.

         19.1 Substantial Untenantability: If either the Premises or the Building is rendered substantially untenantable by fire or other casualty, Landlord shall elect by giving Tenant written notice within sixty (60) days after the date of said fire or casualty, either to:

         (i) terminate this Lease as of the date of the fire or other casualty;
         or

         (ii) proceed to repair or restore the Premises or the Building (other than leasehold improvements and personal property installed by or on behalf of Tenant) to substantially the same condition as existed immediately prior to such fire or casualty.

              19.1.1 If Landlord elects to proceed pursuant to subsection (2) above, Landlord's notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed 270 days from the date of the notice, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than twenty (20) days after the date of Landlord's notice which termination shall be effective as of the later to occur of (i) the date of such casualty or (ii) the date Tenant vacates the Premises. Tenant shall vacate the Premises within ten
(10) days of the date such notice of termination is given. If Landlord's estimate indicates that the repair or restoration can be substantially completed within 270 days, or if Tenant fails to exercise its said right to terminate this Lease within the twenty (20) days as provided immediately above, this Lease shall remain in force and effect.

         19.2 Insubstantial Untenantability: If either the Premises or the Building is damaged by fire or other casualty but is not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof, other than the leasehold improvements and personal property installed by or on behalf of Tenant, to substantially the same condition as such existed immediately prior to such fire or casualty, unless such damage occurs during the last twelve (12) months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to Tenant within thirty
(30) days after the date of such fire or other casualty.

              19.2.1 Provided, however, in the event Landlord does so determine to terminate this Lease in accordance with the provisions of this Section 19.2, Landlord shall use reasonable efforts to relocate Tenant under this Lease to other space in the Building for the balance of time remaining in the Lease Term hereunder for the Premises. Any such relocation shall be at Tenant's expense, subject to the rights of other tenants in the Building and the relocation space shall be leased to Tenant on the same terms and conditions of this Lease in "AS-IS/WHERE-IS" condition. If Landlord and Tenant do not agree on the space to which the Premises are to be relocated or the timing of such relocation, this Lease shall terminate on the date which is thirty (30) days after Tenant's receipt of the foregoing Landlord's termination notices.

         19.3 Rent Abatement: If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated as hereinabove provided, Monthly Base Rental shall abate for that part of the Premise which are untenantable on a per diem and proportionate area basis from the date three (3) business days after the date of the fire or other casualty causing such damage until such time as Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which are untenantable during such period.

         19.4 Tenant's Restoration: If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore the leasehold improvements (other than improvements which Tenant is permitted to remove in accordance with the terms of this Lease upon expiration of the Lease) and personal property previously installed by Tenant pursuant to this Lease.

         19.5 In case of any insurance proceeds payable to Landlord and Tenant, for damage to the lease hold improvements, Tenant agrees to endorse checks for such sums promptly to the order of Landlord. Landlord shall retain such proceeds if the Lease is terminated pursuant to the provisions hereinabove contained. If however, the Lease is not terminated as provided hereinabove, Tenant or its contractors shall be entitled to payment from such retained funds for repairing, restoring or reconstructing the leasehold improvements promptly upon Tenant's presenting to Landlord proper waivers of materialmen's and mechanic's liens or claims and an itemized statement of work performed showing the amount charged therefor. Further, such work shall be performed by Tenant in accordance with the terms, provisions and conditions of a work letter agreement to be entered into by the parties hereto at such time in a form then in general use by Landlord for work performed in or upon the Building. If, upon completion of the repair or restoration, any such insurance proceeds are left unexpended, Landlord shall pay the same to Tenant, upon demand. If the insurance proceeds are insufficient for the cost of the repair or restoration, Tenant shall pay the same to the extent of such insufficiency.

         19.6 If Tenant does not commence promptly to repair or restore the damage or destruction, or if, having commenced the repair or restoration, Tenant does not proceed diligently to complete the same, Landlord shall be entitled at any time thereafter to enter the Premises and repair or restore the damage or destruction and to apply any insurance proceeds held by it as hereinabove provided to the payment of the cost thereof. If the insurance proceeds are insufficient for the cost of the repair or restoration, Tenant shall pay to Landlord, upon demand and as additional rent as the work progresses, such amounts as shall from time to time be shown to be due and payable by Tenant.

20.      EMINENT DOMAIN.

         20.1 Permanent Taking: If all or any part of the Premises, Complex or the Building is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rental shall be apportioned as of such date.

         20.2 Insubstantial Taking: If any part of the Premises is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section 20.1, Monthly Base Rent shall be reduced for the period of such taking by an amount which bears the same ratio to the Monthly Base Rent then in effect as the number of square feet of Net Rentable Area in the Premises so taken or condemned bears to the number of square feet of Net Rentable Area specified in Section 2.1.2. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit. Upon the taking or condemnation described in this Section 20.2, the Net Rentable Area of the premises stated in Section 2.1.2 shall be reduced for all purposes under this Lease by the number of square feet of Net Rentable Area of the Premises so taken or condemned as determined and certified by an independent, professional architect selected by Landlord, at Landlord's expense.

         20.3 Compensation: Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award.

21.      RULES AND REGULATIONS.

         21.1 Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, reputation, safety, care, or cleanliness of the Building or Premises, or the operations and maintenance thereof and the equipment therein, or for the comfort of Tenant and the other tenants of the Building. Landlord shall have the right to change said rules and waive in writing any or all of said rules in the case of any one or more tenants. All such Rules and Regulations are of the essence hereof without which this Lease would not have been entered into by the Landlord, and any breach of any provision of these Rules and Regulations by the Tenant which is material in the judgment of the Landlord shall constitute a default hereunder.

22.      LANDLORD'S RIGHTS.

         22.1 Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary), and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) To change the name or street address of the Building or the Complex upon 30 days' prior written notice to Tenant; (2) To designate and/or approve, install, affix and maintain all signs, including Tenant plaques, logos and graphics, on the exterior and/or interior of the Building and in and about the Complex; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the Premises to prospective tenants at reasonable hours; (5) To change the arrangement of entrances, doors, corridors, elevators and stairs in the Building; (6) To grant to any party the exclusive right to conduct any business or render any service in or to the Building; (7) To prohibit the placing of vending or dispensing machines of-any kind in or about the Premises; (8) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (9) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such regulations as Landlord prescribes for security purposes; (10) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof; (11) To retain at all times master keys or pass keys to the Premises; (12) To install, operate and maintain security systems which monitor and identify, by closed circuit television or otherwise, all persons entering and leaving the Building or the Complex; (13) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building or any other property; (14) To reasonably alter, amend and change the rules and regulations for protection of the health, safety and welfare of persons or property; and
(15) To enter the Premises at all reasonable times following notice of such desired entry to Tenant provided that Tenant shall make available to Landlord a designated individual within the Premises to accompany Landlord in such instance to examine the Premises and to show such to prospective purchasers, mortgagees, lessees, or tenants of Landlord, or to public officials lawfully having an interest therein. In the event Tenant fails to make available to Landlord an individual to accompany Landlord in any particular instance, Landlord shall not be required to be accompanied by a tenant designee; and Landlord shall further not be required to give notice of any such entry in the case of emergency as reasonably determined by Landlord. Said enumerated rights are in addition to all other rights of Landlord afforded under law and the terms of this Lease.

23.      ESTOPPEL CERTIFICATE.

         23.1 Each party hereto shall from time to time, upon no less than ten
(10) days' prior written request from the other or any mortgagee or ground lessor of the Complex, deliver to the other or such mortgagee or ground lessor a statement in writing certifying:

              (i) That this Lease and the Work Letter are unmodified and in full force and effect or, if there have been modifications, that this Lease and the Work Letter, as modified, are in full force and effect;

              (ii) The amount of Base Rent then payable under this Lease and the date to which Rent has been paid;

              (iii) That the requesting party is not in default under this Lease or any work letter agreement, or, if in default, a detailed description of such default(s);

              (iv) That Tenant is or is not in possession of the Premises, as the case may be; and,

              (v) Such other information as may be reasonably requested.

24.      REAL ESTATE BROKERS.

         24.1 Tenant represents that, except for the broker, if any, identified in Section 1.1.4 of this Lease as Tenant's Broker, Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Group from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall only be responsible for the payment of all commissions to the broker, if any, identified in Section 1.1.4 of this Lease, based upon the leasing commission policy of Landlord applicable to the Building or Complex as of the date of this Lease.

25.      SUBORDINATION AND ATTORNMENT.

         25.1 Subordination: It is understood and agreed that this Lease (including all rights of the Tenant hereunder) is subject and subordinate to any ground lease or underlying lease of the land comprising the Building or Complex (hereinafter called "Ground Lease") which may now or hereafter affect the land or Building or Complex of which the Premises form a part and is further subject and subordinate to any mortgage or deed of trust or trust indenture (hereinafter called "Mortgage") which may now or hereafter affect any such lease or the real property of which the Premises form apart, and to any and all advances made under any such mortgage and to the interest thereon, and all renewals, replacements and extensions thereof. This section shall be self-operative and no further instrument or subordination shall be required, but Tenant shall nevertheless at any time hereafter, on the demand of Landlord, execute any instruments, releases or other documents that may be required by any such mortgage holder or ground lessor or any of their respective successors in interest to evidence such subordination. If in connection with the financing (existing or future financing) of the Building or Complex, the holder of any such mortgage, or with respect to any bond financing, the trustee for any such bond holders, shall request reasonable modifications in this Lease as a condition of approval of such financing, Tenant will not unreasonably withhold, delay or defer making such modifications, provided that they do not unreasonably increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest created by this Lease. In the event of termination of this Lease through foreclosure of any mortgage to which this Lease is subordinated, or if the ground lease is terminated, Tenant will upon the demand of the purchaser of the Premises at the foreclosure sale thereof, or of the lessor under the ground lease, attorn to and accept such purchaser or ground lessor as landlord under this Lease or, upon demand, enter into a new Lease agreement with such purchaser or ground lessor for the unexpired term of this Lease as extended pursuant to the terms hereunder at the same rent and under the same provisions of this Lease. It is further agreed by Tenant that this Lease shall be subject and subordinate at all times to any other arrangement or right to possession under which Landlord is in control of the Premises, and to the rights of the owner or owners of the Premises, the Building, the Complex or the land of which the Building or Complex is a part.

         25.1 Attornment: In the event of the cancellation or termination of any such ground lease in accordance with its terms or by the surrender of such ground leasehold estate, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such mortgage or deed of trust by voluntary agreement or deed in lieu of foreclosure or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee, beneficiary, or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Landlord shall be and hereby is appointed Tenant's attorney-in-fact for the sole purpose of executing any instrument to evidence such attornment upon request as herein provided.

26.      NOTICES.

         26.1 Any Notice which the Landlord may desire to or be required to give to Tenant shall be deemed to be sufficiently given or rendered, if in writing, hand delivered to Tenant by certified or registered mail, return receipt requested, addressed to Tenant at the address shown in Section 1.1.18 hereof, and any Notice which Tenant may desire or be required to give to Landlord shall be deemed sufficiently given or rendered, if in writing, delivered to Landlord by certified or registered mail, return receipt requested, at the address provided in Section 1.1.7, or other such places as Tenant or Landlord may from time to time designate in writing. Any Notice given hereunder shall be deemed delivered when the return receipt is signed or refusal to accept the Notice is noted thereon or five (5) days after mailing, if mailed as herein provided.

27.      MISCELLANEOUS.

         27.1 Parties: Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

         27.2 Non-Waiver: The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of the Lease or of any of the Rules and Regulations incorporated herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease, or breach of the Rules and Regulations, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations as incorporated herein or hereafter adopted against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

         No act or thing done or omitted to be done by Landlord or Landlord's agents during the term of the Lease, which is necessary to enforce the terms of the Lease, or the Building Rules and Regulations, shall constitute an eviction by Landlord nor shall it be deemed an acceptance or surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

         27.3 Late Charges: All delinquent Rent shall bear interest at the greater of (i) the highest rate permitted by law, or (ii) the prime rate of interest announced as charged from time to time by Bank of Oklahoma Tulsa, N.A. to its preferred commercial customers for ninety-day unsecured loans plus two
(2) points (and if such rate ceases to be announced by Bank of Oklahoma Tulsa, N.A., then eighteen percent (18%) per annum), from the date due until paid.

         27.4 Entire Agreement: This Lease, the Exhibits and any Riders identified herein and attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other representations, promises or agreements, either oral or, written. All negotiations, considerations, representations and understandings between the parties are incorporated herein and are superseded hereby. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained herein.

         27.5 Landlord and Tenant Defined: The words "Landlord" and "Tenant", wherever used in this Lease, shall be construed to mean Landlords and Tenants in all cases where there is more than one landlord or tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. With respect to the provisions hereof regarding indemnification or waiver of liability of the Landlord, the term "Landlord" shall be deemed to include any third party operator or owner of the Building.

         27.6 No Reservation/Option: The execution of this Lease by Tenant and delivery of same to Landlord or Manager does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the Manager shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery. If Tenant is a corporation, it shall, if requested by Landlord, deliver to Landlord certified resolutions of Tenant's directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, every general partner thereof shall execute this Lease, unless a lesser number is deemed sufficient in the reasonable opinion of Landlord's legal counsel.

         27.7 Amendment: This Lease may not be amended or modified by any act or conduct of the parties or by oral agreements unless reduced and agreed to in writing signed by both Landlord and Tenant. No waiver of any of the terms of this Lease by Landlord shall be binding upon Landlord unless reduced to writing and signed by Landlord.

         27.8 Consent: Unless otherwise expressly provided herein, Landlord may, in its sole discretion, withhold consents or approvals required hereunder. Notwithstanding anything to the contrary contained in this Lease, due to the fact that damages are not readily ascertainable, if any provision of this Lease obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

         27.9 Holdover: In the event Tenant remains in possession of the Premises after the expiration or termination of the term, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month and the Rental due for each month of continued occupancy shall be two hundred percent (200%) of the immediately preceding month.

         27.10 Accord and Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rental due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rental shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rental or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

         27.11 Binding Effect: This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

         27.12 Force Majeure: Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord fails to timely perform same and such failure is due in whole or in part to an Unavoidable Delay as defined in
Section 1.2.14 or by any act or omission caused directly or indirectly by Tenant or Tenant's Group. In the event of an occurrence under this Section 27.12 preventing Landlord from performing any obligation as herein provided, Landlord shall give Tenant notice thereof as soon as reasonably practicable and Landlord shall exercise commercially reasonable efforts to resume performance hereunder.

         27.13 Captions: The headings of the several articles, paragraphs and sections contained herein are for convenience only and do not define, limit or construe the content or scope of such articles, paragraphs and sections.

         27.14 Applicable Law: This Lease shall be construed in accordance with the laws of the State in which the Building is located.

         27.15 Time: Time is of the essence of this Lease and the performance of all obligations hereunder.

         27.16 Landlord's Right to Perform: If Tenant fails timely to perform any of its duties under this Lease or any work letter, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease or the work letter expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all reasonable sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

         27.17 Licenses and Permits: Tenant shall be solely responsible for obtaining, all licenses and/or permits as may be required for Tenant to lawfully conduct its business in the Premises.

28.      SPECIAL PROVISIONS.

         28.1 All exhibits and riders attached hereto, if any, shall form part of this Lease as if same were embodied herein.
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
29.      OTHER.

         This Lease was executed by the parties on the date first above written.

                                    LANDLORD:

ATTEST:                                        WILLIAMS HEADQUARTERS BUILDING COMPANY
                                                  a  Delaware corporation


-------------------
Secretary or Assistant Secretary [Seal]

                                               By:
                                                   -----------------------------------

                                               Printed:
                                                        ------------------------------

                                               Title:
                                                       -------------------------------



                                     TENANT:

ATTEST:                                        THE WILLIAMS COMPANIES, INC.,
                                                  a  Delaware corporation
-------------------
Secretary or Assistant Secretary [Seal]

                                               By:
                                                   -----------------------------------

                                               Printed:
                                                        ------------------------------

                                               Title:
                                                       -------------------------------


The Lease must be executed for Tenant by the President or Vice-President and must be attested by the Secretary or Assistant Secretary, unless the by-laws or a resolution of the Board of Directors shall provide that other officers are authorized to execute the Lease, in which event, a certified copy of the by-laws or resolution, as the case may be, must be furnished. Tenant's corporate seal must be affixed.